Exhibit 10.4

AMENDED AND RESTATED EMPLOYMENT AGREEMENT

This Amended and Restated Employment Agreement (this “Agreement”) is entered into as of March 15, 2005 by and between SEMILEDS CORPORATION, a Delaware corporation (the “Company”), and ANH CHUONG TRAN (“Executive”), and shall become effective as set forth below.

RECITALS:

A.            Executive is currently being employed by the Company as President (“President”), pursuant to an employment agreement, dated January 10, 2005, between the Company and Executive (the “Prior Agreement”).

B.            As a condition to investing in the Company and purchasing shares of the Company’s Series A Preferred Stock, J.R. Simplot Company and its affiliates or assigns (“Simplot”) have requested that Executive and the Company enter into this Agreement, which sets forth new terms of employment of Executive by the Company, and a stock restriction agreement, dated the date hereof (the “Stock Restriction Agreement”), to impose vesting restrictions on shares of the Company’s common stock currently held by Executive, effective upon the Series A Closing Date (as defined below).

C.            The parties desire to amend and restate the Prior Agreement in its entirety.

AGREEMENT:

In consideration of the foregoing recitals and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree that the Prior Agreement is hereby amended and restated in its entirety in this Agreement, and the parties further agree as follows:

1.             EMPLOYMENT:  TERM OF EMPLOYMENT

1.1           Executive hereby agrees to be employed by the Company for a term commencing upon the date of this Agreement and continuing, subject to the terms and conditions of this Agreement, for a period of twenty four (24) months from such date (the “Employment Term”).  The Employment Term will be automatically renewed for successive two (2) year terms unless either party delivers written notice to the other at least ninety (90) days prior to the expiration date of an intention to terminate this Agreement.

1.2           Executive shall initially have the title of President and such other titles as may be designated from time to time by the Board of Directors, and shall have the benefits which an employee of the same title would have with the Company.  In his capacity as President, Executive will do and perform all services, acts, or things necessary or advisable as an executive of the Company in charge of the daily operations of the Company, subject at all times to the policies set by the Company’s Board of Directors.  Executive hereby agrees to perform such duties and to satisfy such responsibilities throughout the Employment Term.

1.3           This Agreement shall supersede and substitute for the Prior Agreement and any other previous employment agreement between Executive and the Company, and is entered into in consideration of the cancellation of all previous agreements except the Original Proprietary Information and Invention Agreement (as defined in Section 3.2) and Executive hereby releases the Company from any claims under any previous employment agreement.  The obligations set forth in this Agreement shall be in addition to, and not in limitation of, any other obligations Executive may have under the Original Proprietary Information and Invention Agreement or the New Proprietary Information and Invention Agreement (as defined in Section 3.2).

2.             CONSIDERATION

2.1           Company agrees to compensate Executive at the rate of $125,000 per year, payable semi-monthly in accordance with the Company’s regular payroll policies and procedures as in effect from time to time.  Executive will receive compensation increases as determined by the Company.

2.2           The Company issued Executive 18,000,000 shares of the Company’s Common Stock (the “Shares”) on January 10, 2005.  The Shares are subject to a stock restriction agreement between Executive and the Company of even date herewith (the “Stock Restriction Agreement”).  Under the Stock Restriction Agreement, 75% of the Shares (13,500,000 shares) (the “Restricted Shares”) are subject to the Company’s repurchase option as set forth in the Stock Restriction Agreement.

2.3           Executive shall be entitled to vacation, sick leave, and other fringe benefits in accordance with the Company’s policies as they exist from time to time.

2.4           In addition to all other compensation provided hereunder, Executive shall be entitled to reimbursement for accountable reasonable travel, general liability insurance, telephone, facsimile transmission and office supplies expenses and such other expenses as are agreed to in advance by the Company which are incurred by Executive in his performance of his duties hereunder and which have been actually paid by Executive.  All claims for expenses shall be reasonable and documented in accordance with the Company’s standard procedures with respect thereto.

3.             PERFORMANCE OF DUTIES:  PROPRIETARY INFORMATION AND INVENTION AGREEMENT

3.1           In consideration of the payments to be made hereunder, Executive agrees to devote his full time and efforts during normal working hours to the performance of his duties hereunder and to serve the Company diligently and to the best of his abilities.

3.2           Executive and the Company previously entered into a proprietary information and invention agreement dated January 10, 2005 (the “Original Proprietary Information and Invention Agreement”).  As part of and in connection with the execution of this Employment Agreement between Executive and the Company, the parties have executed a replacement proprietary information and invention agreement of even date herewith (the “New

Proprietary Information and Invention Agreement”), a copy of which is attached hereto as Exhibit A and incorporated herein.  The New Proprietary Information and Invention Agreement replaces and supplants the Original Proprietary Information and Invention Agreement and sets forth the parties’ obligations on and after the effective date of this Agreement.  The parties shall continue to be bound under the Original Proprietary Information and Invention Agreement with respect to the subject matter thereof for the period before the New Proprietary Information and Invention Agreement became effective.  As used herein unless the context requires otherwise, the term “Proprietary Information and Invention Agreement” shall include both the Original Proprietary Information and Invention Agreement and the New Proprietary Information and Invention Agreement.

4.             TERMINATION

4.1           This Agreement will be terminable by the Company, with or without Cause (as defined below) upon thirty (30) day notice.  Executive may terminate this Agreement upon a material breach of this Agreement which is not cured by the Company within 30 days of notice of the breach.  Executive may also terminate this Agreement at any time following the initial two year term for any reason or no reason upon 30 days’ notice to the Company.

4.2           If the Termination is by the Company without Cause or is due to Constructive Termination, Executive will receive (a) an amount, as severance, equal to six (6) months of then current salary, payable within thirty (30) days following Termination, and (b) then current medical insurance and other benefits for the six (6) months following Termination.

4.3           “Cause” means: (a) the conviction of a felony or of any criminal offense involving moral turpitude, (b) the repeated failure of Executive to satisfactorily perform duties reasonably required of him by the Company, (c) Executive’s material breach of the Proprietary Information and Invention Agreement, the Company’s written policies established by the Board of Directors or of any term or provision of this Agreement, or (d) misappropriation of property of the Company or unlawful appropriation of a corporate opportunity of the Company or the Company business.  The Company shall give Executive written notice, stating the alleged Cause and that failure to remedy the alleged Cause within thirty (30) days may result in termination for Cause; provided further, however, that if the Board of Directors determines that continued employment of the Executive during such notice period may be materially harmful to the Company’s business, then Executive’s employment shall be suspended immediately, subject to any right to cure as provided herein.

4.4           “Constructive Termination” means (a) without Executive’s express written consent, a significant reduction of Executive’s duties, position or responsibilities relative to Executive’s duties, position or responsibilities in effect immediately prior to such reduction, or the removal of Executive from such position, duties and responsibilities, unless Executive is provided with comparable duties, position and responsibilities; provided, however, that a reduction in duties, position or responsibilities solely by virtue of the Company being acquired and made part of a larger entity will not constitute an “Constructive Termination;” (b) without Executive’s express written consent, a substantial reduction, without good business reasons, of the facilities and perquisites (including office space and location) available to Executive immediately prior to such reduction; (c) without Executive’s express written consent, a reduction by the Company of Executive’s base salary as in effect immediately prior to such reduction unless such reduction is part of a Company-wide reduction for similarly situated persons; or (d) without Executive’s express written consent, a material reduction by the Company in the kind or level of employee benefits to which Executive is entitled immediately prior to such reduction with the result that Executive’s overall benefits package is significantly reduced unless such reductions are part of a Company-wide reduction for similarly situated persons.

4.5           Executive shall be deemed to be “permanently disabled” for purposes of this Section 4 if, during any period of six consecutive months, he shall be unable, due to illness or injury, to perform his duties hereunder for at least 50% of the number of full regular business days during such six consecutive month period.  Executive shall be deemed to be permanently disabled on the last day of such six-month period.

4.6           This Agreement shall automatically terminate, without notice and without liability to the Company, upon the death or permanent disability of Executive.

4.7           Other than as set forth herein, in the event of a termination of this Agreement for any reason or for no reason, Executive shall thereafter have no further right to receive compensation or benefits under this Agreement, other than compensation or benefits accrued and vested prior to the date of such termination.

5.             CONFIDENTIAL INFORMATION AND INVENTIONS

5.1           Executive agrees to abide by all of the terms and conditions of the New Proprietary Information and Inventions Agreement, including but not limited to Section 3.1.

5.2           Without limiting the generality of any of his obligations under the New Proprietary Information and Inventions Agreement, Executive agrees that he shall hold in confidence and shall not at any time during or after his relationship with the Company (i) directly or indirectly reveal, report, publish, disclose, or transfer the Confidential Information (as defined in the Proprietary Information and Inventions Agreement) or any part to any person or entity, (ii) use any of the Confidential Information of any party thereof for any purpose other than in the course of his work for, and for the benefit of the Company, (iii) assist any person or entity other than the Company to secure any benefit from the Confidential Information or any part thereof or to solicit business from or provide services or products of any type to any of the Company’s customers, or (iv) solicit (on Executive’s behalf or on behalf of any third party) any employee of the Company for the provision of any services or products which Executive is prohibited from providing hereunder.

5.3           The obligations set forth in the Section 5 shall survive any termination of the Agreement for any reason whatsoever.

6.             EQUITABLE REMEDIES

It is anticipated by the parties that during the term hereof Executive will continue, on behalf of the Company, to develop and/or provide employment services with respect to, among other things, the research, development and/or enhancement of products included in, derivative of or related to such intellectual property assets of the Company.  Because of the foregoing, and because of Executive’s unique expertise and experience in the field of LEDs and semiconductors, the parties acknowledge and agree that the services to be performed hereunder by Executive are of a special, unique, unusual, extraordinary or intellectual character, and which are of peculiar value the loss of which cannot be reasonably or adequately compensated in damages.  Accordingly, Executive acknowledges and agrees that the Company shall be entitled to all equitable remedies including injunctive relief to enforce the provisions of the Agreement.

7.             SURRENDER OF BOOKS AND RECORDS

All notes, data, reference materials, sketches, drawings, memoranda, documentation and records in any way incorporating or reflecting any of the Confidential Information and all proprietary rights therein, including copyrights, shall, as between the Company and Executive, belong to the Company, and Executive agrees to turn over all copies of such materials in Executive’s control to the Company upon request or upon termination of Executive’s relationship with the Company.  Executive agrees that on the termination of his relationship with the Company in any manner, he will participate in an exit interview conducted by a representative of the Company.

8.             SEVERABILITY

To the extent that any provision of this Agreement shall be unlawful, invalid, void or unenforceable for any reason, it shall be deemed severable from, and shall in no way affect the validity or enforceability of, the remainder of such provision (if any) or of this Agreement, which shall remain valid and enforceable according to its terms.  In furtherance of, and not in limitation of, the foregoing, should the duration or geographical extent of, or business activities covered by, any provision of this Agreement be in excess of that which is valid and enforceable under applicable law, than such provision shall be deemed narrowed to the broadest term, coverage or scope permitted by applicable law.

9.             MISCELLANEOUS

9.1           Assignment.  Executive’s rights, duties and responsibilities under this Agreement may not be assigned, delegated, or otherwise transferred by Executive in any manner without the prior express written consent of the Company, which the Company may withhold in its discretion.  This Agreement and all obligations and benefits of the Company hereunder shall bind and inure to the benefit of the Company, its respective affiliates, and its respective successors and assigns.

9.2           Notices.  Any notice, request, demand, statement, authorization, approval or consent required or permitted under this Agreement shall be in writing and shall be made by, and deemed duly given upon, (a) deposit in the mail, postage prepaid, registered or certified, return receipt requested, (b) personal delivery, (c) delivery to an overnight courier of recognized reputation, or (d) facsimile transmission (with confirmation by mail), as follows, or to such other address and/or such additional parties as any party may specify by notice given in accordance with the Section 9.2:

If to Company:	SemiLEDs Corporation
40737 Encyclopedia Circle
Fremont, California 94538
Fax: (408) 716-2452

If to Executive:	Anh Chuong Tran

All such notices and communications hereunder shall be deemed given when received, as evidenced by the acknowledgment of receipt issued with respect thereto by the applicable postal authority or the signed acknowledgment of receipt of the person to whom such notice or communication shall have been addressed.

9.3           Entire Agreement.  This Agreement, the schedules referred to herein and the Proprietary Information and Inventions Agreement constitute the entire contract between the parties with respect to the subject matter covered by this Agreement, and supersede all previous discussions, negotiations, oral or written, representations, statements, arrangements, agreements and understandings, if any, by and among the parties with respect to the subject matter covered by this Agreement other than those herein, and any such discussions, negotiations, oral or written, representations, statements, arrangements, agreements and understandings are hereby canceled and terminated in all respects.  This Agreement may not be amended, changed or modified except by a writing duly executed by the parties hereto or their duly authorized representatives.  All amendments or modifications of this Agreement shall be binding upon the parties despite any lack of consideration so long as the same shall be in writing and executed by the parties hereto.  The parties have made no representations or warranties not expressly set forth in this Agreement.

9.4           Remedies.  All rights and remedies of the parties are separate and cumulative, and no one of them, whether exercised or not, shall be deemed to be to the exclusion of or to limit or prejudice any other legal or equitable rights or remedies which the parties may have.  The parties shall not be deemed to waive any of their rights or remedies under this Agreement, unless such waiver is in writing and signed by the party to be bound.  No delay or omission on the part of any party in exercising any right or remedy shall operate as a waiver of such right or remedy or any other right or remedy.  A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion.

9.5           Counterparts.  This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which together shall constitute one and the same agreement.  A fascimile signature page shall be deemed an original.

9.6           Choice of Law.  The rights and obligations of the parties hereto shall be construed and enforced in accordance with and governed by the laws of the state of California, excluding that body of law known as conflicts of law.

9.7           Arbitration.  The parties agree to first negotiate in good faith to resolve any disputes arising out of or relating to or affecting the subject matter of this Agreement.  Any dispute arising out of or relating to or affecting the subject matter of this Agreement not resolved by negotiation shall be settled by binding arbitration in Santa Clara County, California before the Judicial Arbitration and Mediation Services, Inc. (“JAMS”) under the JAMS Rules of Practice and Procedure.  Arbitration may be initiated by either the Company or Executive.  Simplot shall have the right to initiate an arbitration proceeding under this Agreement on behalf of the Company to determine the Breach (as defined in the Stock Restriction Agreement).  The arbitrator shall be a former judge of a court of California.  Any judgment upon the award may be confirmed and entered in any court having jurisdiction thereof.  The arbitrator shall be required to, in all determinations, apply California law without regard to its conflicts of law provisions.  Notwithstanding the foregoing, the arbitrator shall be free to apply the substantive law of the state of incorporation of the Company, where applicable.  The arbitrator may order any provisional remedies, including, without limitation, injunctive relief.  The Company shall pay all arbitration fees, deposits and administrative costs, including expert witness fees.  The arbitrator may award the prevailing party reasonable attorneys’ fees and expenses.  The arbitrator’s award shall be in writing and shall state the reasons for the award.  The parties stipulate that a JAMS employee may be appointed as a judge pro tempore of the Superior Court of Santa Clara County if required to carry out the terms of this provision.  Arbitration shall be the sole and exclusive means to resolve any dispute.

9.8           Binding Effect.  This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors, permitted assigns and legal and personal representatives.

9.9           Legal Advice and Construction of Agreement.  Both the Company and Executive have received, or have had sufficient opportunity to receive, independent legal advice with respect to the advisability of entering into this Agreement, and neither has been entitled to rely upon or has in fact relied upon the legal or other advice of the other party or such other party’s legal counsel in entering into this Agreement.  Each party has participated in the drafting and preparation of this Agreement, and accordingly, in any construction or interpretation of this Agreement, the same shall not be construed against any party by reason of the source of drafting.

9.10         Effective Date.  This Agreement shall become effective as of the closing of the Company’s Series A Preferred Stock financing in which Simplot invests a minimum of $11,000,000 (including the conversion of convertible notes) (the “Series A Closing Date”).

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IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date first above written.

AUTHORIZED SIGNATURES

For the purpose of binding the parties to the above Agreement, the parties or their duly authorized representatives have signed their names below as of the date set forth above.

COMPANY		EXECUTIVE

SEMILEDS CORPORATION		ANH CHUONG TRAN

By:	/s/ Trung Tri Doan	/s/ Anh Chuong Tran
Trung Tri Doan, CEO

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Exhibit A

SemiLEDs Corporation

PROPRIETARY INFORMATION AND
INVENTIONS AGREEMENT FOR EMPLOYEES

SemiLEDs Corporation and its affiliates (collectively, the “Company”) are engaged in a continuous effort of technical innovation, product development and marketing, and administration of the Company’s business.  The success of these efforts depends on the Company’s ability to draw upon the creative talents of its employees and to maintain the flow of information among its employees.  For this reason, the undersigned is requested to sign this Agreement under which:

A.            The employee agrees to protect against unauthorized disclosure of confidential information of the Company or other persons and to return to the Company such information when employee’s employment with the Company terminates;

B.            The employee agrees to disclose, and agrees that the Company will exclusively own, ideas, works and inventions which relate to or in any way arise from the Company business;

C.            The employee agrees to avoid conflicting outside activities while employed by the Company;

D.            The employee agrees that the employee will not solicit other Company employees for one year; and

E.             The Company and employee agree on the manner in which disputes will be resolved.

In consideration for the compensation received by me for employment with the Company, and effective as of the date that my employment commences, I agree as follows:

1.             Term of Employment.  I understand that the Company may terminate my employment at any time, but my obligations under this Agreement shall survive such termination.

2.             Protection of Confidential Information.

2.1           Confidentiality Obligations.  During and after the term of my employment, I will regard and preserve as confidential, and will not divulge to any unauthorized persons, or use for any unauthorized purposes, nor will I authorize or encourage any other person to divulge or use for any unauthorized purposes, any information, matter or thing of secret, confidential or private nature connected with the products, services, research, development or business of the Company (“Confidential Information”) without the written consent of an officer of the Company.  However, once particular Confidential Information becomes public knowledge, except through my own fault, that Information is no longer subject to these obligations.

2.2           Examples of Confidential Information.  Confidential Information includes, by way of example but not of limitation, such items as know-how, formulae, designs, schematics, pricing or cost information, telephone lists, salary and compensation information, inventions, research projects, plan for future development and any other information of a similar nature.  Confidential Information also includes the Work Product (as defined in Section 3.1 below), as well as confidential or proprietary information of a third party to whom Company owes a duty of confidentiality or non-use.

2.3           Unauthorized Persons and Purposes.  As used in this Section 2, an “unauthorized person” means any person who (i) does not have a need to know the information to further a Company-authorized purpose, or (ii) who has such a need but is not obligated to maintain such information in confidence and to use such information only for a Company-authorized purpose.  An “unauthorized purpose” means a purpose that does not further the interests of the Company or that is not otherwise approved in writing by an officer of the Company.

3.             Disclosure and Assignment to Company of Work Product.

3.1           Definition of Work Product.

“Work Product” means any and all ideas, inventions, improvements, discoveries, know-how, techniques and works of authorship (including but not limited to logic design and documentation) and other information and materials relating to light emitting diodes (“LED”) and LED-related products, and to the development, design, manufacture, production, assembly, packaging, marketing, and distribution thereof by the Company, whether or not patentable, copyrightable or otherwise registrable under applicable statutes, that I may make, conceive, reduce to practice, develop, learn or work on, either alone or jointly with others, whether or not reduced to drawings, written description, documentation, models or other tangible form during the period of my employment by the Company.

“Work Product” shall also include, but shall not be limited to, all inventions, trade secrets and other information that is related to or useful in the business of the Company or to the Company’s actual or anticipated research, design, development, experimental production, financing, manufacturing, licensing, distribution or marketing activity carried on by the Company, or that results from any work performed by me for the Company.

However, pursuant to California Labor Code § 2870, “Work Product” does not include any invention that I developed entirely on my own time and for which no equipment, supplies, facilities or trade secret information of the Company was used, and which (i) is not related to or useful in the business of the Company or to the Company’s actual or demonstrably anticipated research, design, development, experimental production, financing, manufacturing, licensing, distribution or marketing activity carried on by the Company, or (ii) does not result from any work performed by me for the Company.  These inventions are referred to as “Employee Inventions.”

3.2           Company owns Work Product.  I agree that the Company and its assigns will be the exclusive owner of the Work Product, and all patents, trademarks, copyrights, moral rights and other statutory or common law protections in any and all countries (“IP Rights”) for the Work Product.  Without further compensation or consideration, and to the extent Company does not otherwise obtain exclusive ownership of these IP Rights by operation of law, I agree to, and do hereby, assign to the Company any and all IP Rights in the Work Product.

3.3           Maintenance of Records.  I agree to keep and maintain adequate and current written records of all Work Product made by me (solely or jointly with others) during the term of my employment with the Company.  The records will be in the form of notes, sketches, drawings, computer files, engineering log books, inventor notebooks, prototypes, samples, or any other format that may be specified by the Company.  The records will be available to and remain the sole property of the Company at all times.

3.4           Protection of Rights in Work Product.  I will assist the Company in every proper way (such as by signing documents and giving evidence and testimony), at the Company’s expense, to perfect Company’s ownership of all IP Rights in the Work Product, and otherwise to obtain for Company (or its nominees) full rights and advantages of the Work Product, in any and all countries.

4.             No Conflicting Obligations.

4.1           No Conflict of Interest.  During my employment with the Company, I will inform the Company before accepting any employment with another person or entity in any field related to the Company’s business.  Company’s failure to object to any particular outside activity does not in any way reduce my obligations under this Agreement.

4.2           No Breach of Other Obligations.  I represent that my performance of all the terms of this Agreement and that my employment by the Company does not and will not breach any agreement to keep in confidence proprietary information acquired by me in confidence or in trust prior to my employment by the Company.  In particular, I will not disclose to Company, or induce Company to use, any confidential information or material in violation of the rights of my former employer or any third party.  I represent and warrant that I have returned all property and confidential information belonging to all prior employers.  I have not entered into, and I agree I will not enter into, any agreement (either written or oral) in conflict with this Agreement.

5.             Return of Materials.  The Confidential Information, the records described in Section 3.3 above and any and all other files, data, documents, equipment, and other information and physical property furnished to me by the Company, or produced by myself or others in connection with my employment, shall be and remain the sole property of the Company.  I will return promptly to the Company all such property as and when requested by the Company.

6.             Notification of New Employer.  If I leave the employ of the Company, I consent to the notification of my new employer of my rights and obligations under this Agreement.

7.             Dispute Resolution Procedure.  I agree that any dispute arising out of or related to the employment relationship between me and the Company, including the termination of that relationship, and any allegations of unfair or discriminatory treatment arising under state or federal law or otherwise, shall be resolved in accordance with the dispute resolution procedures as set forth an employment agreement, dated the date hereof, between me and the Company (the “Employment Agreement”).

8.             Miscellaneous Clauses.  This Agreement, together with the Employment Agreement, constitutes the entire agreement, and supersedes all previous or contemporaneous agreements or representations, whether oral or written, express or implied, between the Company and me with regard to its subject matter.  These Agreements cannot be modified or waived unless in writing, signed by me and the President of the Company (or his or her designee).  If any term or provision of the Agreement is declared invalid, illegal or unenforceable, such term or provision will be amended to achieve as nearly as possible the same effect of protecting Confidential Information as the original term or provision, and all remaining provisions will continue in full force and effect.  This Agreement is binding upon my heirs, executors, administrators or other legal representatives and inures to the benefit of successors and assigns of the Company.  This Agreement is governed by and construed in accordance with the laws of the State of California, excluding that body of law known as conflicts of law.

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I certify and acknowledge that I have carefully read all of the provisions of this Agreement and that I understand and will fully and faithfully comply with such provisions.

Dated:  March 15, 2005

ANH CHUONG TRAN

/s/ Anh Chuong Tran

ACKNOWLEDGED AND AGREED:

SEMILEDS CORPORATION

By:	/s/ Trung Tri Doan
Trung Tri Doan, CEO

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